SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 2, 2010

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Wall Street New York, New York (Address of principal executive offices)	10286 (Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On February 2, 2010, The Bank of New York Mellon Corporation (“BNY Mellon”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with The PNC Financial Services Group, Inc. (“PNC”). Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, which has been approved by the board of directors of each company, PNC will sell to BNY Mellon (the “Stock Sale”) 100% of the issued and outstanding shares of PNC Global Investment Servicing Inc., an indirect, wholly-owned subsidiary of PNC (“GIS”) for $2.31 billion in cash. This purchase price is subject to customary post-closing upward or downward adjustment based on the tangible capital of GIS as of the closing of the Stock Sale.

Under the Stock Purchase Agreement, the obligation of each of BNY Mellon and PNC to consummate the Stock Sale is conditioned upon (i) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (ii) the receipt of specified U.S. and foreign governmental approvals and consents, (iii) the absence of any order or injunction prohibiting the consummation of the Stock Sale, (iv) subject to certain exceptions, the accuracy of the representations and warranties of the other party, and (v) performance in all material respects by the other party of its obligations under the Stock Purchase Agreement.

PNC has entered into various covenants in the Stock Purchase Agreement, including, among others, covenants (i) to cause GIS to operate in the ordinary course of business, and not to enter into certain types of transactions, between the execution of the Stock Purchase Agreement and the closing of the Stock Sale, (ii) not to solicit alternative acquisition proposals relating to GIS and (iii) subject to certain exceptions contained in the Stock Purchase Agreement, not to (a) hire any employees of GIS for 18 months following the closing of the Stock Sale or (b) engage in specified activities competitive with the business of GIS for a period of 48 months following the closing of the Stock Sale. BNY Mellon has also entered into covenants in the Stock Purchase Agreement, including, among others, a covenant to use commercially reasonable best efforts to obtain requisite regulatory approvals.

The Stock Purchase Agreement contains representations and warranties of PNC including, among others, with respect to consents and approvals of regulatory agencies, financial statements and absence of undisclosed liabilities, material contracts, litigation, compliance with law and possession of permits, insurance, taxes, employee benefits, intellectual property matters, real estate matters, intercompany arrangements, accuracy of governmental filings, accuracy of books and records, principal clients and absence of employees serving as officers, directors, or employees of clients, and representations and warranties of BNY Mellon, including representations regarding consents and approvals of regulatory agencies, accuracy of governmental filings, financial wherewithal to pay the purchase price, compliance with law, absence of agreements with regulatory agencies, and investment intent. The Stock Purchase

Agreement contains indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters.

The Stock Purchase Agreement contains certain termination rights for BNY Mellon and PNC, as the case may be, applicable upon final, non-appealable denial of required regulatory approvals or injunction prohibiting the transactions contemplated by the Stock Purchase Agreement, a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Stock Purchase Agreement, or November 1, 2010 if the Stock Purchase has not been consummated by such date.

In connection with the entry into the Stock Purchase Agreement, BNY Mellon and PNC have also entered into a transition services agreement, pursuant to which PNC will continue to provide certain support services to GIS following the completion of the Stock Sale, and an agreement under which PNC will continue to source certain services it currently receives from GIS for a specified period after the completion of the Stock Sale.

The foregoing description of the Stock Sale and the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The Stock Purchase Agreement and the above description of the Stock Purchase Agreement have been included to provide investors and security holders with information regarding the terms of the Stock Purchase Agreement. It is not intended to provide any other factual information about BNY Mellon, PNC or their respective subsidiaries and affiliates. The Stock Purchase Agreement contains representations and warranties of each of BNY Mellon, on the one hand, and PNC, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Stock Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. In addition, such representations and warranties may apply standards of materiality in a way that is different from what may be viewed as material by security holders of, or other investors in, BNY Mellon. Moreover, the representations and warranties in the Stock Purchase Agreement were used for the purpose of allocating risk between BNY Mellon, on the one hand, and PNC, on the other hand. Security holders and investors are not third-party beneficiaries under the Stock Purchase Agreement. Accordingly, you should read the representations and warranties in the Stock Purchase Agreement not in isolation but only in conjunction with the other information about BNY Mellon and PNC, or any of their respective subsidiaries or affiliates that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission, and you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of BNY Mellon or PNC or any of their respective subsidiaries or affiliates.

ITEM 8.01.	OTHER EVENTS.

On February 2, 2010, BNY Mellon issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of February 1, 2010, by and between The PNC Financial Services Group, Inc. and The Bank of New York Mellon Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.1	Press release issued by The Bank of New York Mellon Corporation dated February 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: February 3, 2010	By:	/S/ ARLIE R. NOGAY
	Name:	Arlie R. Nogay
	Title:	Corporate Secretary

EXHIBIT INDEX

Number	Description

2.1	Stock Purchase Agreement, dated as of February 1, 2010, by and between The PNC Financial Services Group, Inc. and The Bank of New York Mellon Corporation (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

99.1	Press release issued by The Bank of New York Mellon Corporation dated February 2, 2010.